                                                                  Exhibit 10.10

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville

                               AGREEMENT BETWEEN
                               -----------------



                         AIRLINES REPORTING CORPORATION

                                      AND

                       FIRST NATIONAL BANK OF LOUISVILLE

                                      AND

                       NATIONAL PROCESSING COMPANY, INC.

                                      FOR

                    AREA SETTLEMENT PLAN PROCESSING SERVICES





1.      AGREEMENT AND TERM
        ------------------



1.1.    Definition of Service
        ---------------------

        Airlines Reporting Corporation (ARC) maintains and operates a program known as the Travel Agents' Standard Ticket and Area Settlement Plan (ASP) whereby ARC listed travel agents (agents) report the sale of transportation and services related thereto on standard form accountable documents and remit funds for such sales to ARC on behalf of its participating carriers (carriers).

        First National Bank of Louisville and National Processing Company, Inc. (hereinafter collectively referred to as NPC), currently serve the ARC/ASP system by providing electronic data processing and related services for the purpose of clearing, settling, and accounting for such sales and funds related thereto between the aforementioned agents and the ARC carriers. The services to be performed by NPC in this Agreement will be accomplished at NPC's locations in Louisville or Phoenix or other locations as may be

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


mutually agreed upon in writing by NPC and ARC. Such service shall be referred to as the Area Settlement Plan Processing Service (ASPPS), and may be revised upon the written consent of the parties.



1.2.    Terms and Amendments
        --------------------

        This agreement, which supersedes all previous agreements between the parties relating to ASPPS, shall be for a period of five (5) years commencing with the period ending January 4, 1987 and ending with the period ending December 29, 1991, and shall be automatically extended from year to year for five (5) additional one (1) year periods; provided, however, ARC may, upon not less that one (1) year's advance written notice to NPC, elect to terminate this Agreement at the end of the initial term or at the end of any extension period. This Agreement, including any extension thereof, may be terminated by NPC or ARC pursuant to the terms and conditions set forth in Section 7.2. If ARC or NPC terminates this Agreement under Section 7.2, a mutually agreed upon phasing out of agents will occur in order that the performance standards set forth in Schedules A and B may be attained by the new provider of services to ARC. During the phase out period, all terms and conditions of this Agreement will remain in effect except as modified by the actual phasing out itself. In no event shall the phase out period exceed one hundred eighty (180) days from the date of termination of this Agreement unless otherwise mutually agreed upon in writing by the parties. The one hundred eighty (180) day phase out period shall commence on the day following the date of such notice. In addition, if ARC terminates this Agreement under Section 7.2, NPC agrees to assist the new provider, as specified in Section' 7.3. This Agreement may be amended, extended, or superseded only by agreement of the parties in writing.

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


1.3.    Coverage
        --------

        NPC will provide the services set forth in Section 1.1 for all ASP work from all agents. States will be assigned to specific NPC processing centers upon the written consent of the parties.


2.      ASPPS SYSTEM AND RIGHTS THEREIN
        -------------------------------

2.1.    Definitions
        -----------

        a. "ASPPS System" shall mean the electronic data processing system and services provided thereby including all computer programs (all processing and data entry software) written and/or developed by NPC and all associated data entry and clerical procedures developed by NPC to perform the functions specified in the ARC Area Settlement Plan Processing Service Manual. and as otherwise agreed upon in writing between the parties.

        b. "Data files" and "data" shall mean all physical documents processed by NPC, including current and historical computer files.

        c. The term "billable item" shall mean one of the following documents:

           i.) Auditor's Coupon of ticket (including Miscellaneous Charges Order, Prepaid Ticket Advice, and Tour Order).

           ii.) Cash Sale Refund Notice or Credit Card Refund Notice.

           iii.) Credit card charge form.

           iv.) Adjustment forms: ticket transmission recap, debit memo, credit memo, recall commission statement, agent automated deduction form.

           v.)  Any other form as may be mutually agreed upon by NPC and ARC.

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville



2.2.    Rights to the ASPPS System
        --------------------------

        The ASPPS System shall remain the exclusive property of ARC. NPC shall maintain in a current state data processing system documentation for the ASPPS System as operated by NPC, including any changes or modifications, made pursuant to Section 4.2 of this Agreement, and shall deliver the same to ARC immediately upon termination (for any reason whatsoever) of this Agreement, or at any other reasonable time ARC shall so demand. Should any Governmental action occur whereby ARC or any carrier owned organization is unable or unwilling to continue to operate the Area Settlement Plan, or a generally similar operation, NPC will be granted the right of first refusal to purchase or lease the ASPPS system.


3.      SAFEGUARDING ARC DATA, CONFIDENTIALITY AND AUDIT RIGHTS
        -------------------------------------------------------



3.1.    Safeguarding ARC Data
        ---------------------

        NPC will establish and maintain reasonable safeguards in accordance with current industry standards against the destruction, loss, or alteration of the data files and data of ARC, the carriers, and the agents which may be in the possession of NPC. These safeguards shall be prudent and consistent with NPC measures designed to protect its own properties. NPC shall have no proprietary right or interest in the data or data files. NPC's right to the data and data files shall be for the sole purpose of providing services hereunder, and NPC shall not disclose, sell, assign, lease, or otherwise dispose of such data or data files. NPC shall immediately return such data and data files upon termination (for whatever cause) of this Agreement or with respect to any particular data files and data, on such earlier date that the same are no longer required by NPC to render services hereunder.


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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


3.2.    Confidentiality of ARC Data
        ---------------------------

        NPC shall receive all information communicated to it by ARC, the carriers, the agents, and any other third party designated by ARC, in strict confidence, and shall use such information only for the performance of the services contemplated by this Agreement, and shall disclose such data only to ARC or to such other persons as ARC has otherwise designated. Measures designed to maintain this confidentiality shall be consistent with those designed to maintain the confidentiality of NPC information. It is understood that NPC's procedures and operations will be periodically reviewed by examiners from applicable federal and state regulatory authorities and by NPC's external auditors.



3.3.    Audit Rights
        ------------

        ARC will, from time to time, notify NPC, in advance, of those persons who are to have the right to audit the NPC services performed hereunder. All such persons will have reasonable access to all documentation and systems utilized for work performed for ARC hereunder, for the limited purpose of performing the necessary observance and verification in connection with any reasonable audit of the ASPPS, including the services required in the ASPPS Manual.



4.      OPERATIONS TO BE PERFORMED BY NPC
        ---------------------------------



4.1.    Area Settlement Plan Processing Service
        ---------------------------------------

        NPC will operate the ASPPS and provide the services specified in the ASPPS Manual, maintain quality control, and timeliness standards as speci-

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


fied in Section 7 of this Agreement, and correct within a reasonable time all ASPPS system errors for which it is responsible.



4.2.    ASPPS Changes and Modifications
        -------------------------------

        NPC shall make, within a period mutually agreed to in writing by the parties, such modifications and changes to the ASPPS operated by NPC and corresponding modifications to the ASPPS Manual as ARC may from time to time require of NPC. NPC will not be required to make such modifications or changes unless ARC and NPC shall mutually agree, in advance and in writing, on the allocation and appropriation of costs and adjustments of item processing fees for such changes. At no charge to ARC, NPC will provide one man-month per month of system engineering development. NPC will correct at no expense to ARC any programming errors. NPC will report to ARC in writing, prior to commencing any project, the estimated number of man hours needed to complete each project and the remaining number of cost-free man hours to which ARC is entitled and the date on which such project will be completed. ARC can elect to use the cost-free man hours on any and all projects up to the aggregate total of one man-month per month for the duration of this Agreement. Such changes and/or modifications shall become and remain the exclusive property of ARC.



5.      ARC OBLIGATIONS
        ---------------

        In connection with the ASPPS provided by NPC and in addition to its other obligations hereunder) ARC will on its own, or will cause the carriers, agents, and designated third parties as appropriate, to on a timely basis:






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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


        a. Furnish to NPC and keep current a list of all agents required to report to NPC, and the location of each such agent's principal office, designate a particular bank account for each such agent against which to draw drafts for such agent's sales and authorize NPC to draw such drafts.

        b. Supply NPC all required source data specified in the ASPPS Manual in the form prescribed by ARC or in such form as ARC may reasonably prescribe.

        c. Review reports prepared by NPC and notify NPC of any problems therewith in a timely manner.

        d. Maintain and publish procedures and instructions for agents for the preparation of input and utilization of output for the ASPPS.

        e. Provide NPC, as may be required, with management decisions and personnel in order that the work of NPC contemplated herein may be properly accomplished and communicated, as may be required, with appropriate agents concerning incorrect or erroneous practices or procedures on the part of such agents.



6.      PAYMENTS TO NPC
        ---------------



6.1. a.    Processing Fees
           ---------------

           i.    Item Processing Fee
                 -------------------

                 As compensation for the services set forth in this Agreement, ARC shall pay or cause to be paid a fee for each item processed based on the item processing fee schedule set forth below:

                         ITEM PROCESSING FEE SCHEDULE


         AVERAGE WEEKLY VOLUME                    FEE PER ITEM
         ---------------------                    ------------
                0 - 1,100,000                      16.23 cents
        1,100,001 - 1,200,000                      16.11 cents
        1,200,001 - 1,400,000                      16.01 cents
        1,400,001 - 1,500,000                      15.80 cents
        1,500,001 - 1,700,000                      15.69 cents
        1,700,001 - 1,900,000                      15.58 cents
        1,900,001 - 2,000,000                      15.48 cents
        2,000,001 - 2,200,000                      15.35 cents
        2,200,001 - 2,400,000                      15.26 cents
        2,400,001 - 2,500,000                      15.08 cents
        2,500,001 - 2,700,000                      14.94 cents
        2,700,001 - 2,900,000                      14.77 cents
        2,900,001 - 3,000,000                      14.62 cents
        3,000,001 - 3,200,000                      14.46 cents
        3,200,001 - 3,400,000                      14.31 cents
        3,400,001 - 3,500,000                      14.15 cents
        3,500,001 - 3,700,000                      13.99 cents
        3,700,001 - 3,900,000                      13.84 cents
        3,900,001 - 4,000,000                      13.68 cents
        4,000,001 - 4,200,000                      13.51 cents
        4,200,001 +                                13.36 cents

        January 1991



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

        The above fees will be effective for the Period Ending January 4, 1987. Such fees will be subject to the fee adjustment provided for in Subsection
6.1. c. hereof. In addition to the foregoing, NPC shall be further compensated for the services provided under this Agreement from earnings, if any, NPC shall receive from the use of funds collected from agents and held until Wednesday disbursement of the carriers, except for earnings on the funds which are collected in advance of normal draft dates from daily reporting agents.

        ii. Effective Rate
            --------------
            It is understood that the processing fee of the ASPPS will be based on a Wednesday disbursement of funds.


6.1. b.  Other Charges
         -------------
         i. The carriers will be charged for all postage, transportation, transmission, ARC related telephone , and other expenses incurred by NPC in distributing the reports, documents, and other output described in the ASPPS Manual.

        ii. A carrier requesting generation of a weekly magnetic tape containing individual carrier report data as prescribed in the ASPPS Manual will be charged $50.00 per tape, per week per processing center. There will be an additional charge of $30.00 per tape not returned by the carrier to NPC within sixty (60) days.

       iii. A carrier requesting the mailing of magnetic tapes to its credit card contractor will be charged a start-up fee of $360.00 for twelve (12) tapes at each of NPC's processing centers.

        iv. A carrier requesting direct transmission to its credit card contractor will be charged $10.00 for each transmission for each center.

         v. A carrier requesting the microfiche containing individual

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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville






carrier report data as prescribed in the ASPPS Manual will be charged $3.00 per sheet of microfiche at each of NPC's processing centers.

                 vi. A carrier requesting NPC to capture itinerary data from items processed by NPC pursuant to this Agreement will be charged NPC's fee for this service consisting of a per item transaction charge of $.075. This fee will be subject to the fee adjustments provided for in Section 6.1.c. Performance shall commence on a date to be agreed upon in writing by NPC and the carrier. This service shall remain in force unless terminated by either party upon ninety (90) days advance written notice, or until termination of this Agreement.

                 vii. The carriers will be charged a fee on the average daily total of outstanding returned drafts each month. The fee will be calculated at First National Bank of Louisville's "prime" rate as of the first day of the month for which the fee applies.



6.1. c.    Fee Adjustments
           ---------------

           i. If, during the term of this Agreement, the average of the Consumer Price Index for Urban Wage Earners and Clerical Workers for the classes of cities within the United States wherein NPC shall provide ASPPS services as published by the Bureau of Labor Statistics of the Department of Labor (or in the event that the Bureau shall have stopped publishing such index or shall have substantially changed the context or format thereof, any other comparable measure published by a mutually agreeable source) shall on the yearly anniversary of the effective date of this Agreement (the Current Index) exceed such Consumer Price Index for Urban Wage Earners and Clerical Workers on the same date the previous year (the "Base Index") the fees payable to NPC pursuant to Subsections 6.1.a.i., and

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville





6.1.b.vi. shall be increased by an amount equal to seventy percent (70%) of the percentage that the Current Index increased over the Base Index.

        ii. ARC and NPC agree to adjust fees reasonably, should the percentage of control number files (TCN files) currently being received by NPC become a lesser or greater percentage of billable items than exists now as certified by NPC, provided that the percent of change is at least 10% and continues for four or more weeks. NPC will certify the current percentage to ARC, in writing, within thirty (30) days of the execution of this Agreement and will, on a quarterly basis, certify to ARC, in writing, changes in the percentage, if any.

        iii. ARC and NPC agree to adjust fees reasonably should the prices charged for obtaining and using TCN files increase from current price levels as certified by NPC. NPC will certify the current price levels to ARC, in writing, within thirty (30) days of the execution of this Agreement and will, on a quarterly basis, certify to ARC, in writing, changes in the price, if any.

        iv. ARC and NPC agree to adjust fees reasonably, should the method of collecting funds from agents change significantly by the use of Electronic Funds Transfer through the Automated Clearing House.



6.2.    Payment of Amounts Due to NPC
        -----------------------------

        Notwithstanding the fact that ARC is obligated to make all payments to NPC hereunder, NPC is authorized to deduct all normal charges related to Area Settlement Plan Processing from carrier disbursements from each of its processing centers on a monthly basis. Such charges shall be for the four (4) or five (5) processing weeks contained within a calendar month. Monthly billing invoices supporting such expenses will be prepared in accordance with specifications set forth in the ASPPS Manual.

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville





7.1.    PERFORMANCE
        -----------

        a.    Quality
              -------

              NPC will maintain a quality control program to be reviewed and approved by ARC. The program is designed to identify problem areas associated with data entry and other clerical functions. Performance will be independently monitored by ARC and NPC personnel. Failure to consistently maintain such standards, as confirmed through statistically accurate samplings of the items processed, will result in financial penalties and may also be deemed cause for termination of this Agreement. The performance standards and the appropriate financial penalties are set forth in Schedule A. Performance standards contained in Schedule A shall be reviewed in good faith by ARC and NPC at least annually to ensure the on-going appropriateness of such standards, which may be revised upon the mutual written consent of ARC and NPC.

        b.    Timeliness
              ----------

              All reasonable efforts will be made to develop and mail/wire transmit certain reports, including but not limited to billings to credit card companies, disbursement of funds to carriers, issuance of shortage notices to agents and notification to ARC of agent reports not received or agent checks returned due to insufficient funds. The schedule for release of such reports or information is contained within the ASPPS Manual. Schedule B of this Agreement states what is considered reasonable adherence to the schedule. Failure to comply with Schedule B will permit ARC to seek financial penalties, as defined in Schedule B exclusively, from NPC and may also be considered good cause for termination of this Agreement. Standards and penalties associated with Schedule B should be reviewed by ARC and NPC on at least an annual basis to ensure their continuing appropriateness.

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville




NPC will subscribe to the holiday schedule as contained in the ASPPS as appropriate. The schedule may be revised as necessary upon the mutual written consent of ARC and NPC.

        c.    Issuance of Funds
              -----------------

              ARC recognizes that in order to fulfill properly this Agreement, NPC is required to issue checks to agents who are subject to the operations of the Area Settlement Plan. NPC shall not issue any check in excess of $500.00 to an agent without prior written authorization from ARC. Such checks are to be made payable to agents. The funds are to be drawn from the account of various carrier participants in the Area Settlement Plan. In recognition of its obligation to issue such checks, NPC agrees to be fully responsible for any check in excess of $500.00 issued by it to an agent without prior written authorization from ARC, and to reimburse ARC fully for such funds should NPC's and ARC's efforts to obtain a refund of such funds from the affected agent not be successful within a period of forty-five (45) days from the date ARC is advised of the erroneous payment. NPC shall not be responsible for any check issued by it to an agent in accordance with this Agreement should it receive prior written authorization from ARC to issue the check. ARC acknowledges that it has reviewed and found the ASPPS Program to meet the agreed specifications as prescribed in the ASPPS Manual and authorizes NPC to utilize such program to process such transactions. ARC will not hold NPC liable for any checks issued by reason of an error in such program, except with regard to any check in excess of $500.00 which was issued by NPC without prior written authorization by ARC.

        d.    Performance Review and Disputes
              -------------------------------

              i. A designated representative of NPC and a designated representative of ARC will meet as often as requested by either party to review the performance of NPC and ARC under this Agreement. Any dispute,

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


7.1. c.      Issuance of Funds
             -----------------

              ARC recognizes that in order to fulfill properly this Agreement, NPC is required to issue checks to agents who are subject to the operations of the Area Settlement Plan. NPC shall not issue TO ANY AGENT A [any] check in excess of [$500.00] $1,000.00 WITHOUT PRIOR WRITTEN AUTHORIZATION FROM ARC. UNLESS ALL OF THE CONDITIONS AND REQUIREMENTS SET FORTH IN SCHEDULE C - AUTOMATED OVERAGE APPROVAL - ARE SATISFIED. Such checks are to be made payable to agents. The funds are to be drawn from the account of various carrier participants in the Area Settlement Plan. In recognition of its obligation to issue such checks, NPC agrees to be fully responsible for any check in excess of [$500.00] $1,000.00 issued by it to an agent without prior written authorization from ARC WHICH DOES NOT SATISFY EACH AND EVERY CONDITION AND REQUIREMENT SET FORTH IN SCHEDULE C, AND to reimburse ARC fully for such funds should NPC's and ARC's efforts to obtain a refund of such funds from the affected agent not be successful within a period of forty-five days from the date ARC is advised of the erroneous payment. NPC shall not be responsible for any check issued by it to an agent in accordance with this Agreement should it receive prior written authorization from ARC to issue the check. ARC acknowledges that it has reviewed and found the ASPPS Program to meet the agreed specifications as prescribed in the ASPPS Manual and authorizes NPC to utilize such program to process such transactions. ARC will not hold NPC liable for any checks issued by reason of an error in such program, except with regard to any check ISSUED in excess of [$500] $1,000.00 which was issued by NPC without prior written authorization by ARC WHICH DID NOT SATISFY EACH AND EVERY CONDITION AND REQUIREMENT SET FORTH IN SCHEDULE C.

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville





controversy, claim or disagreement between the parties hereto arising under this Agreement, or with respect to the interpretation of any provision of this Agreement, shall be resolved or settled as provided herein.

              ii. Each of the parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such dispute, controversy, claim or disagreement. The designated representatives will meet as often as the parties reasonably deem necessary in order to gather and furnish to each other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such representatives will discuss any such problem and/or negotiate in good faith in an effort to resolve such dispute, controversy, claim or disagreement, or renegotiate the applicable section or provision of this Agreement. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised in the premises. The specific format for such discussion will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

              iii. Both parties agree that no litigation over a dispute, controversy) claim or disagreement shall be initiated until the procedures in Sections 7.1.d.i. and 7.l.d.ii above, have been completed.



7.2.    Termination for Cause
        ---------------------

        In the event that ARC or NPC materially or repeatedly defaults in the performance of any of its duties, obligations, or performance requirements as set forth in this Agreement, and, upon written notice, does not correct

NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


this situation within a sixty (60) day period, this Agreement may be terminated by the aggrieved party, such termination to be effective the one hundred eightieth (180) day succeeding the date of such notice, or as otherwise mutually agreed to in writing between ARC and NPC.



7.3.    Termination Responsibilities
        ----------------------------

        In the event that it becomes necessary for ARC to terminate this Agreement for cause, NPC agrees to:

        a. Make available to the new provider any NPC facility which is used exclusively for ASPPS processing, at fair market value.

        b. Make available to the new provider any management or clerical employees solely dedicated to ASPPS processing, upon mutual agreement of the new provider, and the NPC employee.

        c. Make available to the new provider, at NPC's net book value at the time of termination, all data processing equipment, office furnishings, and miscellaneous supplies on hand which are used exclusively for ASPPS processing.

        d. Make available to the new provider detailed work flow charts and documented clerical procedures.

        e. Make available to the new provider all current systems procedures and documentation.

        f. Furnish two (2) man-years of Systems programming assistance at no cost to the new provider.

        g. Train up to twenty-five (25) key personnel of the new provider. The training will be performed at NPC's locations during the phase out period provided for in Section 1.2 of this agreement. NPC will bear the costs of its trainers; the new provider will bear the costs of its key personnel.



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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville





7.4.    Force Majeure
        -------------

        a. NPC or ARC will be excused hereunder, for any period it is prevented from performing any services or obligations pursuant hereto in whole or in part as a result of an Act of God, War, Civil Disturbance, Court Order, Labor Problem, Severe Weather, Mechanical Equipment Failure, or other occasional cause beyond its reasonable control, to include shortages, fluctuations, and/or interruptions in electrical power, heat, light, or air conditioning, and such non-performance shall not be a ground for termination or penalty; provided, however, should any such period of interrupted performance by NPC attributable to a single cause continue for more than thirty (30) consecutive days, ARC may without violating or terminating this Agreement, obtain the ASPPS services which have been interrupted from other providers for the remainder of such period of interruption. Further, should any such period of interrupted performance attributable to a single cause continue for ninety (90) days or more during any contract year, ARC may obtain the ASPPS services which have been interrupted from other providers for a period not to exceed one hundred eighty (180) days. NPC agrees to cooperate with such other providers as necessary to insure that ARC may have the services performed as efficiently as possible. Further, should a period of interrupted service attributable to a single cause continue for a period of one hundred eighty (180) consecutive days or more, ARC may deem such interrupted service as cause for termination under Section 7.2.

        b. If, during the terms of this Agreement, NPC's work force should become unionized, ARC and NPC agree to review the adequacy of this provision, particularly with respect to contingency plans in the event of work stoppages.




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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville


7.5.    Termination for Other Reasons
        -----------------------------

        Should ARC and NPC mutually agree to terminate this Agreement prior to its expiration, NPC will use its best efforts to assist ARC in transferring all computer programs, associated data entry and clerical procedures, and data to the new provider, and to provide such reasonable assistance as may be required by ARC in establishing services with the new provider. "Reasonable assistance" includes, but is not limited to, a commitment by NPC to:

        a. Furnish two (2) man-years of systems programming assistance to the new provider, at NPC's Louisville, Kentucky location, at the new provider's expense.

        b. Train up to twenty-five (25) key personnel of the new provider at NPC's locations, at the new provider's expense.





7.6.    Assignment
        ----------

        This Agreement may be assigned by NPC upon the written consent of ARC which shall not be unreasonably withheld. This Agreement may be assigned by NPC to a Successor corporation provided such successor corporation fully assumes the rights and liabilities of NPC under this Agreement. This Agreement may be similarly assigned by ARC to any carrier owned organization without the consent of NPC provided such organization fully assumes the rights and liabilities of ARC under this Agreement.



7.7.    Confidentiality
        ---------------

        ARC and NPC agree to keep the negotiations and substance of this Agreement confidential from other present or potential providers of ASPPS services.


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
NATIONAL PROCESSING COMPANY, INC.
An Affiliate of First National Bank of Louisville





        IN WITNESS WHEREOF, ARC and NPC have executed and delivered this Agreement, containing eighteen (18) pages, as of this 16TH day October, 1986.


First National Bank of Louisville         Airlines Reporting Corporation

By /s/ A. Green Miles                     By /s/ Jack B. Hempstead
   --------------------------------          ------------------------------
Title Chairman                            Title President
      -----------------------------             ---------------------------

National Processing Company, Inc.

By /s/ Delroy R. Hayunga
   -------------------------------
Title President
      ----------------------------



                                       18